Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, NOVEMBER 4, 2014

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE THIRD QUARTER 2014

Williamsburg, Virginia – November 4, 2014 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly”, “SoTHERLY”, or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the third quarter ended September 30, 2014. The Company’s results include the following*:

	Three months ended		Nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	($ in thousands except per share data)
Total Revenue	$31,764	$21,459	$93,115	$68,899
Net income (loss) attributable to the Company	(215)	(1,650)	2,735	(2,934)

EBITDA	6,762	4,159	23,172	13,454
Adjusted EBITDA	6,762	4,474	23,327	16,404
Hotel EBITDA	7,509	5,106	25,271	17,922

FFO	3,332	60	12,788	2,758
Adjusted FFO	2,954	2,068	12,258	9,055

Net income (loss) per basic and diluted share attributable to the Company	$(0.02)	$(0.16)	$0.27	$(0.29)
FFO per share and unit	0.25	0.00	0.98	0.21
Adjusted FFO per share and unit	0.23	0.16	0.94	0.69

(*)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “SoTHERLY”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

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HIGHLIGHTS:

•	Adjusted FFO. The Company generated adjusted FFO of approximately $3.0 million during the third quarter 2014, an increase of 42.9% or approximately $0.9 million over the third quarter 2013.

•	Common Dividends. On July 22, 2014, the Company announced a quarterly dividend (distribution) on its common stock (and units) of $0.065 per share (and unit), which was paid on October 15, 2014 to stockholders (and unitholders) of record as of October 2, 2014. On October 28, 2014, the Company announced a quarterly dividend (distribution) on its common stock (and units) of $0.065 per share (and unit), payable on January 9, 2015 to stockholders (and unitholders) of record as of December 15, 2014.

•	RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the third quarter 2014 increased 13.9% over the third quarter 2013 to $89.60 driven by a 5.9% increase in occupancy and a 7.5% increase in average daily rate (“ADR”).

•	Hotel EBITDA. The Company generated hotel EBITDA of approximately $7.5 million during the third quarter 2014, an increase of 47.0% or approximately $2.4 million over the third quarter 2013.

•	Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $6.8 million during the third quarter 2014, an increase of 51.1% or approximately $2.2 million over the third quarter 2013.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “We continued our string of posting impressive quarterly financial results. The third quarter experienced significant increases in RevPAR, EBITDA, FFO and AFFO. Most of our markets remain healthy and we expect favorable market conditions to continue into 2015.”

Balance Sheet/Liquidity

At September 30, 2014, the Company had total cash of approximately $24.1 million, consisting of available cash and cash equivalents of approximately $16.9 million, and restricted cash of approximately $7.2 million reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $250.2 million in outstanding debt at a weighted average interest rate of approximately 5.47%.

Portfolio Update

On August 28, 2014, the Company announced the execution of a 10-year franchise agreement with Hilton Worldwide to rebrand its Jacksonville, Florida hotel as the DoubleTree by Hilton Jacksonville Riverfront. The Company currently operates the hotel under IHG’s Crowne Plaza brand. Included in the Company’s operating results is a charge of approximately $0.4 million for early termination of the franchise agreement with Holiday Hospitality Franchising, Inc. (IHG). The hotel is scheduled to open under the new brand on September 1, 2015, subject to the completion of certain product improvement requirements. The hotel is currently undergoing an extensive renovation which is scheduled to be completed in the third quarter 2015.

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On October 21, 2014, the Company announced a new 10-year franchise agreement with Hilton Worldwide to rebrand its Laurel, Maryland hotel to operate under under the DoubleTree brand as the DoubleTree by Hilton Laurel. The Company currently operates the hotel under IHG’s Holiday Inn brand. The hotel is scheduled to open under the new brand on or before October 31, 2015, subject to the completion of certain product improvement requirements.

On October 27, 2014, the Company’s hotel in Philadelphia, Pennsylvania was rebranded as the DoubleTree by Hilton Philadelphia Airport. The Company had previously operated the hotel as the Hilton Philadelphia Airport.

2014 Outlook

The Company is updating its prior guidance for 2014, accounting for current and expected performance within its portfolio and is predicated on estimates of occupancy and ADR that are consistent with the most recent 2014 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2014, as compared to its previously updated guidance for 2014 (in $000s, except per share data):

	Prior 2014 Guidance		Revised 2014 Guidance
	Low Range	High Range	Low Range	High Range
Total revenue	$120,441	$122,997	$120,441	$122,997
Net income	4,110	5,425	3,900	5,215

EBITDA	29,058	30,403	28,708	30,053
Hotel EBITDA	31,500	32,730	31,150	32,380

FFO	13,760	15,075	13,550	14,865
Adjusted FFO	14,411	15,726	14,411	15,726

Net income per share attributable to the Company	$0.31	$0.41	$0.30	$0.40
FFO per share and unit	1.05	1.15	1.03	1.13
Adjusted FFO per share and unit	1.10	1.20	1.10	1.20

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Earnings Call/Webcast

The Company will conduct its third quarter 2014 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, November 4, 2014. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on November 4, 2014 through September 30, 2015. To access the rebroadcast, dial 877-344-7529 and enter conference number 10053943. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until September 30, 2015.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, eleven of which are wholly-owned and comprise 2,698 rooms. The Company also has a 25.0% interest in the Crowne Plaza Hollywood Beach Resort. Many of the Company’s properties operate under the Hilton, Crowne Plaza, DoubleTree, Sheraton and Holiday Inn brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are

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not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages and other labor costs, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(unaudited)	(audited)
ASSETS
Investment in hotel properties, net	$260,580,066	$202,645,633
Investment in joint venture	1,944,843	2,446,039
Cash and cash equivalents	16,916,480	9,376,628
Restricted cash	7,185,323	3,796,141
Accounts receivable, net	2,977,140	1,982,091
Accounts receivable-affiliate	65,254	101,439
Prepaid expenses, inventory and other assets	3,535,636	2,444,975
Shell Island sublease, net	60,049	240,196
Deferred income taxes	2,223,303	1,186,122
Deferred financing costs, net	4,209,837	3,820,838

TOTAL ASSETS	$299,697,931	$228,040,102

LIABILITIES
Mortgage debt	$203,564,851	$160,363,549
Loans payable	19,000,000	—
Unsecured notes	27,600,000	27,600,000
Accounts payable and accrued liabilities	14,244,465	7,650,219
Advance deposits	1,519,127	666,758
Dividends and distributions payable	853,129	588,197

TOTAL LIABILITIES	266,781,572	196,868,723

Commitments and contingencies

EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, par value $0.01; 1,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 10,370,932 shares and 10,206,927 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	103,709	102,069
Additional paid in capital	58,158,255	57,534,113
Distributions in excess of retained earnings	(31,128,942)	(32,210,917)

Total Sotherly Hotels Inc. stockholders’ equity	27,133,022	25,425,265
Noncontrolling interest	5,783,337	5,746,114

TOTAL EQUITY	32,916,359	31,171,379

TOTAL LIABILITIES AND EQUITY	$299,697,931	$228,040,102

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SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013
REVENUE
Rooms department	$22,240,896	$15,290,818	$65,110,333	$47,692,797
Food and beverage department	7,643,454	5,121,631	22,915,192	15,947,997
Other operating departments	1,880,103	1,046,188	5,089,017	3,258,298

Total revenue	31,764,453	21,458,637	93,114,542	66,899,092
EXPENSES
Hotel operating expenses
Rooms department	6,175,342	4,300,441	17,205,451	12,877,637
Food and beverage department	5,417,434	3,358,603	15,424,254	10,273,994
Other operating departments	327,942	121,715	864,949	347,739
Indirect	12,190,045	8,438,237	33,863,830	25,009,858

Total hotel operating expenses	24,110,763	16,218,996	67,358,484	48,509,228
Depreciation and amortization	3,472,760	2,038,000	8,896,057	6,121,871
Corporate general and administrative	1,039,318	866,551	3,738,314	3,084,023

Total operating expenses	28,622,841	19,123,547	79,992,855	57,715,122

NET OPERATING INCOME	3,141,612	2,335,090	13,121,687	9,183,970
Other income (expense)
Interest expense	(3,994,261)	(3,899,128)	(10,803,127)	(8,912,319)
Interest income	6,630	3,579	13,785	11,139
Equity (loss) income in joint venture	(156,165)	(122,637)	248,803	434,479
Unrealized gain (loss) on warrant derivative	—	(340,750)	—	(3,020,960)

Net income (loss) before income taxes	(1,002,184)	(2,023,846)	2,581,148	(2,303,691)
Income tax benefit (provision)	722,170	(93,962)	893,706	(1,468,835)

Net income (loss)	(280,014)	(2,117,808)	3,474,854	(3,772,526)
Add: Net (income) loss attributable to the noncontrolling interest	65,112	468,086	(740,065)	838,478

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(214,902)	$(1,649,722)	$2,734,789	$(2,934,048)

Net income (loss) per share attributable to the Company
Basic and diluted	$(0.02)	$(0.16)	$0.27	$(0.29)
Weighted average number of shares outstanding

Basic and diluted	10,353,988	10,181,927	10,311,595	10,137,021

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SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2014 and 2013, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties) as well as the nine wholly-owned properties in the portfolio that were under the Company’s control during both the three and nine months ended September 30, 2014 and the corresponding periods in 2013 (“same-store” properties). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Houston Downtown, which was acquired in November 2013, or the Georgian Terrace, which was acquired in March 2014. Each table excludes performance data for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated Properties	Three Months Ended September 30,
	2014	2013	Variance

Occupancy	73.1%	69.0%	5.9%
ADR	$122.61	$114.00	7.5%
RevPAR	$89.60	$78.66	13.9%

Consolidated Properties	Nine months Ended September 30,
	2014	2013	Variance

Occupancy	72.7%	69.5%	4.7%
ADR	$126.32	$119.02	6.1%
RevPAR	$91.85	$82.68	11.1%

Same-Store Properties (9 Hotels)	Three Months Ended September 30,
	2014	2013	Variance

Occupancy	71.7%	69.0%	4.0%
ADR	$118.14	$114.00	3.6%
RevPAR	$84.75	$78.66	7.7%

Same-Store Properties (9 Hotels)	Nine months Ended September 30,
	2014	2013	Variance

Occupancy	71.2%	69.5%	2.5%
ADR	$123.20	$119.02	3.5%
RevPAR	$87.71	$82.68	6.1%

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SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2014, 2013 and 2012, respectively, for each of the Company’s wholly-owned properties during each respective reporting period as well as the Company’s joint venture property, Crowne Plaza Hollywood Beach Resort, in which it owns a 25.0% interest.

Occupancy

	Q3 2014 9 mos 2014		Q3 2013 9 mos 2013		Q3 2012 9 mos 2012
Crowne Plaza Hampton Marina Hampton, Virginia	65.7 53.9	% %	64.4 54.4	% %	68.1 59.5	% %
Crowne Plaza Hollywood Beach Hollywood, Florida	79.7 84.1	% %	73.9 82.7	% %	72.4 80.1	% %
Crowne Plaza Houston Downtown* Houston, Texas	75.0 77.9	% %	73.1 75.7	% %	68.3 69.6	% %
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	59.9 66.2	% %	51.2 58.7	% %	53.5 63.9	% %
Crowne Plaza Tampa Westshore Tampa, Florida	66.8 74.5	% %	55.5 67.6	% %	64.7 74.6	% %
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	77.4 75.9	% %	72.5 72.8	% %	70.9 68.1	% %
The Georgian Terrace* Atlanta, Georgia	80.3 79.4	% %	70.5 71.9	% %	63.5 66.8	% %
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	78.4 80.0	% %	78.1 79.0	% %	81.3 78.0	% %
Hilton Savannah DeSoto Savannah, Georgia	77.2 77.0	% %	76.3 73.8	% %	73.0 76.0	% %
Hilton Wilmington Riverside Wilmington, North Carolina	80.7 73.1	% %	82.8 76.0	% %	84.1 77.3	% %
Holiday Inn Laurel West Laurel, Maryland	64.0 63.2	% %	61.3 66.6	% %	73.3 70.9	% %
Sheraton Louisville Riverside Jeffersonville, Indiana	72.5 69.1	% %	76.7 70.2	% %	66.6 65.1	% %

*Includes	periods of non-ownership.

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ADR

	Q3 2014 9 mos 2014		Q3 2013 9 mos 2013		Q3 2012 9 mos 2012
Crowne Plaza Hampton Marina Hampton, Virginia	$ $	93.81 94.81	$ $	95.98 95.71	$ $	95.63 92.32
Crowne Plaza Hollywood Beach Hollywood, Florida	$ $	125.44 162.37	$ $	120.57 157.32	$ $	110.29 142.78
Crowne Plaza Houston Downtown* Houston, Texas	$ $	129.97 139.06	$ $	132.69 134.50	$ $	109.88 123.28
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	$ $	95.47 97.41	$ $	93.63 95.82	$ $	91.65 93.00
Crowne Plaza Tampa Westshore Tampa, Florida	$ $	96.64 106.72	$ $	94.48 100.16	$ $	111.70 103.33
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$ $	119.58 121.19	$ $	109.62 110.83	$ $	103.03 101.94
The Georgian Terrace* Atlanta, Georgia	$ $	143.02 136.78	$ $	138.06 136.28	$ $	142.39 135.99
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$ $	133.32 133.78	$ $	128.12 135.66	$ $	131.66 135.06
Hilton Savannah DeSoto Savannah, Georgia	$ $	138.33 146.83	$ $	126.35 138.04	$ $	125.56 133.15
Hilton Wilmington Riverside Wilmington, North Carolina	$ $	142.00 141.23	$ $	144.13 140.04	$ $	131.17 130.41
Holiday Inn Laurel West Laurel, Maryland	$ $	82.69 89.00	$ $	78.67 88.14	$ $	84.54 89.36
Sheraton Louisville Riverside Jeffersonville, Indiana	$ $	128.78 157.41	$ $	112.51 136.69	$ $	108.97 128.68

*Includes	periods of non-ownership.

RevPAR

	Q3 2014 9 mos 2014		Q3 2013 9 mos 2013		Q3 2012 9 mos 2012
Crowne Plaza Hampton Marina Hampton, Virginia	$ $	61.66 51.11	$ $	61.80 52.04	$ $	65.08 54.92
Crowne Plaza Hollywood Beach Hollywood, Florida	$ $	99.97 136.54	$ $	89.11 130.12	$ $	79.89 114.41
Crowne Plaza Houston Downtown* Houston, Texas	$ $	97.49 108.27	$ $	97.05 101.84	$ $	75.03 85.82
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	$ $	57.15 64.49	$ $	47.93 56.27	$ $	49.03 59.39
Crowne Plaza Tampa Westshore Tampa, Florida	$ $	64.52 79.51	$ $	52.48 67.67	$ $	72.31 77.13
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$ $	92.55 92.01	$ $	79.43 80.68	$ $	73.10 69.41
The Georgian Terrace* Atlanta, Georgia	$ $	114.81 108.73	$ $	97.31 98.01	$ $	90.42 90.81
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$ $	104.52 106.98	$ $	100.03 107.22	$ $	106.98 105.41
Hilton Savannah DeSoto Savannah, Georgia	$ $	106.73 113.10	$ $	96.35 101.85	$ $	91.64 101.20
Hilton Wilmington Riverside Wilmington, North Carolina	$ $	114.64 103.20	$ $	119.33 106.45	$ $	110.29 100.78
Holiday Inn Laurel West Laurel, Maryland	$ $	52.95 56.21	$ $	48.21 58.69	$ $	61.97 63.38
Sheraton Louisville Riverside Jeffersonville, Indiana	$ $	96.40 108.75	$ $	86.26 95.91	$ $	72.53 83.83

*	Includes periods of non-ownership.

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SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income (loss) attributable to the Company	$(214,902)	$(1,649,722)	$2,734,789	$(2,934,048)
Noncontrolling interest	(65,112)	(468,086)	740,065	(838,478)
Depreciation and amortization	3,472,760	2,038,000	8,896,057	6,121,871
Equity in depreciation and amortization of joint venture	139,675	140,238	417,177	408,727

FFO	3,332,421	60,430	12,788,088	2,758,072
Unrealized gain on hedging activities(1)	—	(25,734)	—	(71,309)
Unrealized (gain) loss on warrant derivative	—	340,750	—	3,020,960
(Increase) decrease in deferred income taxes	(729,937)	93,771	(1,037,181)	1,411,523
Acquisition costs	—	—	155,187	—
Franchise termination fee	351,800	—	351,800	—
Loss on early extinguishment of debt(2)	—	1,598,556	—	1,935,692

Adjusted FFO	$2,954,284	$2,067,773	$12,257,894	$9,054,938

Weighted average shares outstanding	10,353,988	10,181,927	10,311,595	10,137,021
Weighted average units outstanding	2,754,127	2,856,198	2,790,391	2,900,401

Weighted average shares and units	13,108,115	13,038,125	13,101,986	13,037,422

FFO per share and unit	$0.25	$0.00	$0.98	$0.21

Adjusted FFO per share and unit	$0.23	$0.16	$0.94	$0.69

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income (loss) attributable to the Company	$(214,902)	$(1,649,722)	$2, 734,789	$(2,934,048)
Noncontrolling interest	(65,112)	(468,086)	740,065	(838,478)
Interest expense	3,994,261	3,899,128	10,803,127	8,912,319
Interest income	(6,630)	(3,579)	(13,785)	(11,139)
Income tax (benefit) provision	(722,170)	93,962	(893,706)	1,468,835
Depreciation and amortization	3,472,760	2,038,000	8,896,057	6,121,871
Equity in interest expense and depreciation and amortization of joint venture	304,218	249,639	905,683	735,058

EBITDA	6,762,425	4,159,342	23,172,230	13,454,418
Unrealized (gain) loss on hedging activities(1)	—	(25,734)	—	(71,309)
Unrealized (gain) loss on warrant derivative	—	340,750	—	3,020,960
Acquisition costs	—	—	155,187	—

Adjusted EBITDA	6,762,425	4,474,358	23,327,417	16,404,069
Corporate general and administrative	1,039,318	866,551	3,583,127	3,084,023
Equity in adjusted EBITDA of joint venture	(148,053)	(101,268)	(1,154,486)	(1,098,228)
Net lease rental income	(87,500)	(87,500)	(262,500)	(262,500)
Other fee income	(57,260)	(45,651)	(222,829)	(205,810)

Hotel EBITDA	$7,508,930	$5,106,490	$25,270,729	$17,921,554

(1)	Includes equity in unrealized gain on hedging activities of joint venture.
(2)	Reflected in interest expense for the periods presented above.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) equity in the income or loss of equity investees, (4) unrealized gains and losses on derivative instruments not included in other comprehensive income, (5) gains and losses on disposal of assets, (6) realized gains and losses on investments, (7) impairment of long-lived assets or investments, (8) corporate general and administrative expense; (9) depreciation and amortization; and (10) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

Sotherly Hotels Inc.

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Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. In addition, adjusted FFO, including adjusted FFO per share and unit, adjusts for franchise termination fees. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.